Morgan Stanley

CONTROL AGREEMENT

RE: ACCOUNT NO.: 761-157135

ENTERPRISE BANK SECURED PARTY, FBO PATEL PTC, LLC TTEE THE AP-1 TRUST U/A DTD 10/28/2016

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1. This Control Agreement refers to the above-referenced and entitled Account(s) identified above (together with any substitution or replacement thereof, the "Account") custodied by and carried on the books of Morgan Stanley Smith Barney LLC (together with its successors and assigns, the "Securities Intermediary") pursuant to the instructions of the undersigned account holder(s) (jointly and severally, if more than one) (collectively, the "Account Holder"), to which certain financial assets of the Account Holder are or may be credited.

2. The Account Holder and the Securities Intermediary hereby acknowledge and agree that the Account is a cash securities account and is not a delivery versus payment account, a retirement account, a margin account, or an account linked to any credit facility.

3. The Account Holder and the undersigned Secured Party (the "Secured Party") hereby notify the Securities Intermediary that the Account Holder has granted the Secured Party a security interest in the Account, all financial assets and other items therein, all proceeds thereof and distributions in connection therewith, and income received thereon, and any additions thereto (the "Collateral") pursuant to a security or similar agreement dated on or about the date hereof made by the Account Holder in favor of the Secured Party (as amended, amended and restated, supplemented or otherwise modified from time to time, the "Security Agreement"). The Account Holder represents and warrants to the Secured Party and the Securities Intermediary that no person other than the Secured Party or the Securities Intermediary has a security interest in, lien on or adverse claim against the Account or any of the other Collateral therein, and that it will not attempt to grant such a security interest in or lien on the Account or any of the other Collateral therein without the written authorization of the Secured Party and the Securities Intermediary. The Securities Intermediary confirms that, as of the date hereof, its personnel generally responsible for maintaining records of liens or security interests with respect to customer securities accounts have no knowledge of any restraint, security interest, lien or other adverse claim in or to the Account or any item therein and represents and warrants that it will not consent to any further or subsequent security interest or lien while the Secured Party's security interest remains in effect; provided that the Securities Intermediary shall have the rights set forth in Section 7 herein and may retain a subordinated lien in connection with any obligations that Account Holder may have incurred or from time to time may incur to the Securities Intermediary or any of its affiliates. In addition, the Securities Intermediary agrees to use reasonable efforts to notify the Secured Party and the Account Holder in the event it receives any written notice of any lien, encumbrance, or adverse claim against the Account or any of the other Collateral therein.

Notwithstanding the foregoing sentence, the Account Holder and the Secured Party each hereby acknowledges and agrees that if the Securities Intermediary receives a levy, order or other instruction from a governmental, judicial or regulatory body including, but not limited to, any self-regulatory organization, directing, ordering or instructing the Securities Intermediary to transfer out, or effect the transfer out of, any or all securities positions from the Account or to withdraw or disburse principal or cash or any combination thereof, from the Account, then the Securities Intermediary may, upon providing written notice thereof to the Secured Party to the extent practicable and not prohibited by law, thereafter comply with such levy, order or other instruction addressed to it without prior authorization from the Account Holder or the Secured Party..

4. Absent written instructions from the Secured Party to the contrary pursuant to a Notice of Exclusive Control (as defined below), the Account Holder shall be authorized to operate the Account in accordance with the terms of this Control Agreement and the Account Holder's existing Client Agreements with the Securities Intermediary (the "Client Agreements"), subject to Secured Party's security interest in the Collateral. Until such time as Secured Party has delivered to Securities Intermediary a Notice of Exclusive Control, Account Holder may direct the investment of assets in the Account and may make withdrawals of income and principal from the Account without the prior written consent of the Secured Party. However, the Account Holder hereby acknowledges and agrees that the Secured Party's consent to withdrawals in no way constitutes a waiver of any of its rights under the Security Agreement and that it is the obligation of the Account Holder to ensure at all times that the type and amount of the Collateral in the Account meets the maintenance requirements contained in the Security Agreement or any other agreement related thereto.

Notwithstanding anything herein to the contrary, within a reasonable period of time following effectiveness pursuant to Section 9 below of a written notice from the Secured Party to the Securities Intermediary substantially in the form of the sample notice attached as Exhibit A hereto (a "Notice of Exclusive Control"), not to extend beyond 5:00 p.m., Eastern Time, on the second Business Day following the date of receipt of a Notice of Exclusive Control by the Securities Intermediary, the Account Holder shall have no further right to direct the investment of assets in the Account or to make any further withdrawals of income or principal from the Account, and the Securities Intermediary shall not accept or honor any instructions or entitlement orders from or on behalf of the Account Holder in respect of the Account, in each case without the prior written consent of the Secured Party. "Business Day" for purposes of this Control Agreement means a day of the year on which the New York Stock Exchange is open for trading. The Securities Intermediary agrees that all property in the Account at any time shall be treated as a financial asset for purposes of the Uniform Commercial Code in effect in New York as of the date thereof.

5. The Account Holder hereby authorizes the Securities Intermediary to, and they (or one of them) shall, provide the Secured Party with both account statements and trade confirmations when issued and disclose to the Secured Party such information relative to the Account and the financial assets and credit balances therein, in each case at the sole cost, if any, of the Account Holder, as the Secured Party may at any time and from time to time request, and as frequently as Secured Party may reasonably require to permit it to monitor the Collateral for compliance with the Security Agreement, in each case without any reference to any further authority for, or inquiry as to the justification for, such disclosure.

6. Upon the effectiveness pursuant to Section 9 below of the Notice of Exclusive Control, the Securities Intermediary will comply with all entitlement orders relating to the Account or any financial asset credited thereto originated by the Secured Party without further action or consent by Account Holder or any other person, and will, as frequently as requested by the Secured Party, transfer all available credit balances and financial assets in the Account to such account as may be designated by the Secured Party by wire transfer, depository transfer check, automatic clearing house electronic transfer, or otherwise, as the Secured Party may direct in its sole discretion, and maintain the Account and all financial assets and other items therein as the Secured Party may direct from time to time (including using its best efforts to place or negotiate orders to sell securities in the Account, including but not limited to sell orders pursuant to stock powers issued in favor of the Securities Intermediary, and transferring the proceeds of sale to the Secured Party in accordance herewith). All entitlement orders, instructions, requests, and directions of the Secured Party hereunder shall be delivered in the manner set forth in Section 9 hereof.

7. Any security interest in or lien on the Account or any of the other Collateral therein granted to or otherwise obtained by the Securities Intermediary (including, without limitation, by operation of law) shall be junior and subordinate to the security interest and lien of the Secured Party in and on the Account and any of the other Collateral, as defined in this Control Agreement, regardless of the order of perfecting any such security interest or lien, the filing or absence of filing any financing statement or the taking or failure to take any other action. The Securities Intermediary acknowledges the Secured Party's perfected security interest in the Account and the other Collateral as defined in this Control Agreement, and agrees that, except as provided herein, it will not (i) foreclose upon, sell or otherwise dispose of the Account or any such other Collateral, or exercise any bankers' or other lien or right of setoff or similar right in connection with the Account or any such other Collateral, in each case without the prior written consent of the Secured Party or (ii) receive, accept or apply any proceeds of the Account or any such other Collateral to or on account of any indebtedness or obligation of the Account Holder to it, in each case until the Secured Party has released its security interest in the Account and any such other Collateral; provided, however, that nothing herein shall limit the right of the Securities Intermediary to debit the Account in payment of the then current commissions, charges and other such fees of the Securities Intermediary associated with the Account and due to the Securities Intermediary, as the case may be, and from time to time to debit the Account in an amount equal to the amount of any deposit that the Securities Intermediary has credited to the Account that is thereafter returned to the Securities Intermediary because of insufficient funds or is otherwise unpaid. The Securities Intermediary shall not advance margin or other credit against the Account, nor hypothecate any financial assets or other items carried in the Account, without the prior written consent of the Secured Party. The Securities Intermediary shall not enter into any agreement with any other person or entity related to the Account or any financial asset credited thereto pursuant to which the Securities Intermediary agrees to comply (and the Securities Intermediary shall not comply) with any withdrawal, transfer, payment or redemption instruction, or any other entitlement order or other order, from such person or entity concerning the Account or any financial assets or other items therein, without the prior written consent of the Secured Party, and any such agreement entered into without such consent shall be null and void.

8. The Account Holder and the Secured Party each acknowledge and agree that the Securities Intermediary shall not be held responsible for (i) any decline in the market value of the Collateral or the failure to notify the Account Holder or the Secured Party thereof or (ii) the failure to take any action with respect to the Collateral, except as expressly provided in this Control Agreement, or as instructed by the Secured Party to the Securities Intermediary in accordance with this Control

Agreement, and, except as expressly provided in this Control Agreement, this Control Agreement shall not abridge any rights the Securities Intermediary otherwise may have. To the extent that any provisions of this Control Agreement conflict with any provisions of the Client Agreements, the provisions of this Control Agreement shall control.

Except with respect to the obligations and duties expressly provided in this Control Agreement, this Control Agreement shall not impose or create any obligations or duties upon the Securities Intermediary that are greater than or in addition to the usual and customary obligations and duties, if any, of the Securities Intermediary, as applicable, with respect to the Account or the Account Holder. Except as expressly provided in this Control Agreement, the Securities Intermediary shall not have any obligation or duty whatsoever to interpret the terms of any agreements between the Account Holder and the Secured Party other than this Control Agreement or to determine whether any default exists hereunder or thereunder.

The Account Holder hereby irrevocably authorizes and instructs the Securities Intermediary to perform and comply with the terms of this Control Agreement. The Account Holder hereby indemnifies and holds harmless the Securities Intermediary from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including attorney's fees and expenses) and liabilities of every nature and character arising out of or related to this Control Agreement or the transactions contemplated hereby or any actions taken or omitted to be taken by the Securities Intermediary hereunder, including, without limitation, claims arising out of the Securities Intermediary's permitting or failing to permit the Account Holder or any other party to withdraw funds from the Account other than in strict compliance with the terms of this Control Agreement, except to the extent directly caused by the Securities Intermediary's gross negligence or willful misconduct. The Secured Party shall indemnify and hold harmless the Securities Intermediary from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including attorney's fees and expenses) and liabilities of every nature and character that may result by reason of the Securities Intermediary complying with instructions or requests of the Secured Party as permitted or required under this Control Agreement, except to the extent directly caused by the Securities Intermediary's gross negligence or willful misconduct. The foregoing indemnifications shall survive any termination of this Control Agreement.

The Securities Intermediary may act upon, any instrument or other writing believed by the Securities Intermediary in good faith to be genuine and to have been signed or presented by a person purporting to be the authorized representative of the Secured Party or the Account Holder, as the case may be. The Securities Intermediary shall not be liable in connection with the performance or non-performance of its duties hereunder, except for its own gross negligence or willful misconduct. The Securities Intermediary's duties shall be determined only with reference to this Control Agreement and applicable laws, and the Securities Intermediary shall not be charged with knowledge of, or any duties or responsibilities in connection with, any other document or agreement. If in doubt as to its duties and responsibilities hereunder, the Securities Intermediary may consult with counsel of its choice and shall be protected in any action taken or omitted to be taken in connection with the advice or opinion of such counsel. The Securities Intermediary shall not have any liability to any party for any incidental, punitive or consequential damages resulting from any breach by such party of its obligations hereunder.

The Account Holder and the Secured Party represent and warrant that they are not the subject of Sanctions or Sanctioned Persons.[1] The Account Holder and the Secured Party each agree that if they have been, or become a Sanctioned Person, they shall immediately notify the Securities Intermediary. Furthermore, the Account Holder and the Secured Party each agree that they shall not use the Account, or permit the Account to be used, for any transactions: (i) with, involving, or for the benefit of, any Sanctioned Person; or (ii) in any other manner that would cause the Account Holder, the Secured Party, or the Securities Intermediary to violate any Sanctions.

9. Each notice, request or other communication given to any party hereunder shall be in writing and shall be delivered by hand, mailed by United States registered or certified first class mail, postage prepaid and return receipt requested, or sent by overnight courier, or sent by facsimile, to such party at its address or facsimile number set forth on the signature page hereof or, in each case, to such other address for notices or such other manner as any of the parties to this Control Agreement shall last have notified in writing the other parties hereto in accordance with this Section. Any such notice or communication shall be deemed to have been duly given or made and to have become effective at the time of the receipt thereof by the party to which it is directed (except that, if not given by 5:00 p.m., Eastern Time, shall be deemed to have been given at the opening of business on the next Business Day for the recipient), which may be evidenced by confirmation of delivery from any overnight or hand courier, at its address specified on the signature page hereof.

10. This Control Agreement may not be amended or modified without the prior written consent of the Securities Intermediary, the Account Holder, and the Secured Party. This Control Agreement shall continue in full force until delivery of a written notice, substantially in the form attached hereto as Exhibit B, from the Secured Party to the Securities Intermediary terminating this Control Agreement (a "Termination Notice"). Upon receipt of a Termination Notice, all obligations of the Securities Intermediary under this Control Agreement shall cease, including without limitation any and all obligations hereunder with respect to the maintenance of the Account. Thereafter, the Securities Intermediary may take such steps as the Account Holder may request, at the Account Holder's sole expense, if any, to vest full ownership and control of the Account in the Account Holder. This Control Agreement may also be terminated by the Securities Intermediary, in each case upon 60 days' written notice to the Secured Party and the Account Holder. Upon such written notice, the Secured Party shall provide the Securities Intermediary with instructions regarding the delivery of the Collateral to a successor securities intermediary, after which the Securities Intermediary shall have no further obligations under this Control Agreement. All entitlement orders, instructions, requests, and directions of the Secured Party hereunder shall be delivered in the manner set forth in Section 9 hereof.

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[1] "Sanctions" means economic or financial sanctions or restrictive measures or trade embargoes imposed, administered or enforced from time to time by any of the following sanctions authorities: the U.S. government (including without limitation the Office of Foreign Assets Control (OFAC) of the U.S. Department of the Treasury and the U.S. Department of State), the United Nations Security Council, and the Council of the European Union or any EU member state (including without limitation the Office of Financial Sanctions Implementation (OFSI) of His Majesty's Treasury of the United Kingdom). "Sanctioned Person" means, at any time, (a) any government, entity, organization or individual (each a "Person") that is the target of any Sanctions, including Persons listed in any Sanctions-related list of designated sanctions targets maintained or administered by any of the above-mentioned sanctions authorities, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person. "Sanctioned Country" means, at any time, a country or territory which is the subject or target of any comprehensive territorial Sanctions.

11. No delay or omission on the part of the Secured Party or the Securities Intermediary in exercising any right hereunder shall operate as a waiver of such right or of any other right under this Control Agreement. No waiver of any right under this Control Agreement shall be effective unless in writing and signed by the Secured Party and the Securities Intermediary, and no waiver on one occasion shall be construed as a bar to or waiver of any such right on any other occasion.

12. This Control Agreement and any waiver or amendment hereto may be executed in counterparts and by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. This Control Agreement may be executed and delivered by facsimile transmission all with the same force and effect as if the same were a fully executed and delivered original manual counterpart.

13. This Control Agreement shall be governed by and construed in accordance with the laws of the State of New York (without giving effect to the conflicts of law principles thereof) and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

14. This Control Agreement constitutes the entire agreement, and supersedes any prior agreements, of the parties hereto concerning its subject matter. In the event a provision of this Control Agreement is unenforceable, this Control Agreement shall be construed to the extent possible as if the unenforceable provision were omitted.

15. ALL PARTIES HEREBY WAIVE ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING RELATING TO THE ACCOUNT OR THIS CONTROL AGREEMENT.

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Please indicate your agreement with the foregoing by signing below and returning this Control Agreement to the Secured Party.

ACCOUNT HOLDER
PATEL PTC, LLC TTEE THE AP-1 TRUST U/A DTD 10/28/2016

Signature__D. N. Patel__ **Date** 6/18/2024
Authorized Signer: **DIPAN N. PATEL**
Address: 100 WEST LIBERTY ST SUITE 750, RENO NV 89501-1952

SECURED PARTY
ENTERPRISE BANK

Signature________________ **Date**__________
Authorized Signer: **BRYAN ARGUELLO**
Title: VP, SENIOR PORTFOLIO MANAGER
Address: 17785 CENTER COURT DRIVE N CERRITOS, CA 90703
Phone: 562-345-9254
Fax: N/A

SECURITIES INTERMEDIARY
MORGAN STANLEY SMITH BARNEY LLC

Signature________________ **Date**__________
Authorized Signer: **JOHN BEDNARZ**
Title: RO
Address: 55 E 52ND ST 29TH FL NEW YORK, NY 10021
Branch Phone: N/A
Fax: N/A